UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2008

_________________________

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On July 11, 2008, Illinois Tool Works Inc. (the “Company” or “ITW”), as Borrower, terminated a 364-day credit agreement (the “Credit Agreement”), dated May 8, 2008, with UBS AG, Stamford Branch (“UBS”). ITW had entered into the Credit Agreement to obtain access to the committed funds needed to finance its offer for Enodis plc (“Enodis”). ITW’s decision to terminate the Credit Agreement was made as a result of the completion of the Enodis auction process and Enodis’ announcement of the posting of the Scheme of Arrangement by a rival bidder. The Credit Agreement would have expired or terminated on May 7, 2009, and was limited to aggregate borrowings of a principal amount not in excess of £1,350,000,000. The Credit Agreement contained typical representations, warranties and covenants. No funds were drawn under the Credit Agreement.

There were no material relationships between the Company or its affiliates and UBS, other than as described above. No termination fees will be incurred in connection with the termination of the Credit Agreement and any costs associated with the termination are not expected to be material.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: July 11, 2008	By: /s/ Ronald D. Kropp
Ronald D. Kropp
Senior Vice President & Chief Financial Officer
(Principal Accounting Officer)